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                                                                      EXHIBIT 10

                         AMENDMENT TO RIGHTS AGREEMENT

     THIS AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), dated as of November 18, 1999, is between Innovative Valve Technologies, Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent").

     WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of September 18, 1997 (the "Rights Agreement");

     WHEREAS, the Company desires to enter into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement") by and among the Company, Flowserve Corporation, a New York corporation ("Flowserve"), and Flowserve Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Flowserve ("Purchaser");

     WHEREAS, in connection with the Merger Agreement, certain stockholders of the Company are entering into Stockholder Agreements with Purchaser;

     WHEREAS, the willingness of Flowserve and Purchaser to enter into the Merger Agreement is conditioned upon, among other things, the amendment of the Rights Agreement on the terms set forth in this Amendment; and

     WHEREAS, the Board of Directors of the Company has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent;

     NOW, THEREFORE, for and in consideration of the premises and the covenants set forth herein, the parties hereto agree as follows (Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement):

     1. Amendment of Section 1. (a) Section 1 of the Rights Agreement is amended by adding thereto a new definition immediately after the definition of "Fractional Share" and immediately before the definition of "NASDAQ" which new definition shall read as follows:

          " 'Merger Agreement' shall mean the Agreement and Plan of Merger, dated as of November 18, 1999, by and among the Company, Flowserve Corporation and Flowserve Acquisition Sub, Inc., as the same may be amended from time to time."

     (b) Section 1 of the Rights Agreement is amended by changing the definition of "Expiration Date" by deleting the word "and" immediately preceding clause
(iv) thereof and by adding the following to the end of the sentence:

          "and (v) immediately before the effective time of the Merger (as defined in the Merger Agreement)."

     2. New Section 35. The Rights Agreement is amended by adding thereto a
Section 35 which provides as follows:

          "Section 35. Exception for Merger Agreement. Notwithstanding anything in this Agreement to the contrary, none of Parent, Purchaser (each as defined in the Merger Agreement) or any of their Affiliates or Associates shall be or become an Acquiring Person, and no Stock Acquisition Date, Distribution Date, Flip-In Event or Flip-Over Event shall occur, as a result of (i) the execution, delivery or performance of the Merger Agreement (or any amendments thereto) or the consummation of the transactions contemplated thereby, including, without limitation, the Offer (as defined in the Merger Agreement) and the Merger (as defined in the Merger Agreement), (ii) the execution, delivery or performance of the Stockholder Agreements (as defined in the Merger Agreement) or any amendments thereto, or the consummation of the transactions contemplated thereby, (iii) the announcement, making or commencement of the Offer or the announcement of the Merger Agreement or the Stockholder Agreements, or (iv) becoming the Beneficial Owner of shares of Common Stock or Rights pursuant to, or in connection with, the Merger Agreement, the Stockholder Agreements or otherwise as a result of any of the
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     transactions contemplated by the Merger Agreement or the Stockholder
     Agreements, including, without limitation, the Offer and the Merger."

     3. Effectiveness. This Amendment shall be deemed effective as of November 18, 1999 as if executed by both parties hereto on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     4. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.

                                          INNOVATIVE VALVE TECHNOLOGIES, INC.

                                          By:    /s/ CHARLES F. SCHUGART
                                            ------------------------------------
                                          Name: Charles F. Schugart
                                          Title: President

                                          CHASEMELLON SHAREHOLDER SERVICES,
                                          L.L.C

                                          By:      /s/ DEODATT LAKERAM
                                            ------------------------------------
                                          Name: Deodatt Lakeram
                                          Title: Assistant Vice President